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                                                                   Exhibit 10.26


               FOURTH AMENDMENT OF OFFICE BUILDING LEASE AGREEMENT

         WHEREAS, TURNER ADREAC L.C., and NEON SYSTEMS, INC. ("Tenant") entered into a certain Lease Agreement dated October 23, 1997 ("the Lease Agreement"); and

         WHEREAS, TA/Sugar Creek Place, Ltd., a Texas limited partnership ("Landlord"), acquired the Leased Premises and was assigned the Landlord's interest under the Lease Agreement effective as of November 10, 1998;

         NOW, THEREFORE, the parties Landlord and Tenant hereby agree that the Lease Agreement shall be amended as follows:

1. The Leased Premises as defined in Section 1.01 of the Lease Agreement is hereby amended to mean and read;

         (a) All of floor 5 of the Building calculated by Landlord to be twenty five thousand nine hundred eighteen (25,918) square feet of Net Rentable Area, and (b) all of floor 4 of the building calculated by landlord to be twenty five thousand eight hundred fourteen (25,814) square feet of Net Rentable Area (same being Option Space 1, Option Space 2 and Option Space 3 as referenced on Amended Exhibit H-1 of the Lease Agreement) as reflected on the floor plan(s) of the Leased Premises referenced Amended Exhibit B-1. Tenant shall have the right to verify the Net Rentable Area of the Leased Premises as so calculated by Landlord, and Landlord agrees to cooperate with Tenant and tenants' architect with respect thereto.

2. The leasehold improvements in Option Space 3 will be designed and constructed in accordance with Amended Exhibit H-1. Landlord acknowledges that Tenant is entitled to the full allowance of $16.50 per square foot of Net Rentable Area in Option Space 3.

3. Landlord acknowledges that in connection with Tenant's exercise of the Third Expansion Option, Tenant also elected to extend the Termination date of the Lease as to the initial Leased Premises, Option Space 1, Option Space 2 and Option Space 3 until the fifth anniversary of the Expansion Commencement Date of Option Space 3; accordingly, the termination Date of the Lease is now March 31, 2005 (subject to any adjustment of the Option Space 3 Expansion Commencement Date in accordance with Amended Exhibit H).

Except as changed and modified herein the terms and provisions of Lease Agreement continue in full force and effect.

All capitalized terms used herein (and not otherwise defined herein) shall have the meanings attributed to them in the Lease Agreement.

         IN WITNESS WHEREOF this instrument has been executed this __________ day of ______________________, 1999.

"LANDLORD"                              "TENANT"
TA/SUGAR CREEK PLACE LTD.               NEON SYSTEMS, INC.
A Texas limited partnership
By its general partner
Turner Adreac Management, L.C.
A Texas limited liability company

By:  _____________________________      By:  __________________________________
Name:    Michael Van                             Name:  John S. Reiland
Title:   Exec. Vice President                    Title     CFO